UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 30, 2013
Date of report (Date of earliest event reported)

Valmont Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On April 30, 2013, the board of directors of Valmont Industries, Inc. (“Valmont”) appointed Kenneth Stinson as lead director and appointed the directors to committees as follows:

Audit Committee:  Walter Scott (Chairman), Kaj den Daas, Daniel Neary, Catherine James Paglia

Human Resources Committee:  Glen Barton (Chairman), Kenneth Stinson, Daniel Neary, Catherine James Paglia

Governance and Nominating Committee:  Clark Randt (Chairman), Glen Barton, James Milliken

International Committee:  Kaj den Daas (Chairman), Clark Randt, James Milliken, Mogens Bay

The board of directors is divided into three classes.  In order that each class will have the same number of directors following the retirement of Stephen Lewis on April 30, 2013, Catherine James Paglia resigned from the class of 2015 and was elected by the board of directors to the class of directors with terms expiring in 2016.

Non-employee directors receive (1) an annual retainer of $75,000, (2) $2,500 for each board meeting attended ($1,000 if the participation was via teleconference), and (3) $2,000 for each committee meeting attended. The lead director received an additional $35,000 for the year and each committee chairman received an additional $10,000 for the year. Non-employee directors also receive a grant of restricted stock units with a value of $130,000 (based on the closing market price of the Company's common stock on the date of the Company's annual shareholders' meeting). The equity grants are made annually on the date of and following completion of the Company's annual shareholders' meeting. The restricted stock units vest on the first anniversary of the grant date (subject to deferral by the director).

(e)  At the annual shareholders meeting on April 30, 2013, the shareholders of Valmont Industries, Inc. approved the Valmont 2013 Stock Plan. The stock plan authorizes the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, deferred stock units and other forms of stock-based compensation to officers and other employees of Valmont and its subsidiaries.  The maximum number of shares of Valmont's common stock that may be issued under the stock plan is 1,700,000. Any shares of common stock subject to an award under the stock plan, or subject to an outstanding award under the Valmont 1999 Stock Plan, Valmont 2002 Stock Plan, or Valmont 2008 Stock Plan, which for any reason is cancelled, terminated or otherwise settled without the issuance of any common stock are again available for awards under the Valmont 2013 Stock Plan. The principal features of the plan are summarized on pages 30 to 34 of Valmont’s proxy statement for the annual shareholders meeting held on April 30, 2013 and incorporated herein by this reference.  The forgoing description and the proxy statement summary are qualified in their entirety by reference to the Valmont 2013 Stock Plan, filed as an Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

At the annual shareholders meeting the shareholders also approved the Valmont 2013 Executive Incentive Plan. Annual and/or long-term performance targets must be achieved in order for an award to be earned under the incentive plan. Such targets, which may be calculated on an absolute or relative basis, shall be based on stock price, earnings, earnings per share, growth in earnings per share, total shareholder return, achievement of annual operating profit plans, operating income performance, return on equity performance, return on capital, sales growth, expense or working capital targets, margin improvement, cash flow, or related financial goals, or any of the foregoing before or after the effect of acquisitions, divestitures, accounting charges, or other nonrecurring expenses, all as determined by the compensation committee of  Valmont’s board.  Executive officers and other senior management officers of Valmont are eligible to receive awards under the incentive plan. The principal features of the incentive plan are summarized on pages 34 to 36 of the company’s proxy statement for the annual shareholders meeting held on April 30, 2013 and incorporated herein by this reference. The forgoing description and the proxy statement summary are qualified in their entirety by reference to the Valmont 2013 Executive Incentive Plan, filed as an Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.
10.1	Valmont 2013 Stock Plan.
10.2	Valmont 2013 Executive Incentive Plan
10.3	Form of Stock Option Agreement
10.4	Form of Restricted Stock Agreement
10.5	Form of Restricted Stock Unit Agreement (Director)
10.6	Form of Restricted Stock Unit Agreement (Foreign Employee)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date:  May 2, 2013

By: /s/ Richard P. Heyse
Name: Richard P. Heyse
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Valmont 2013 Stock Plan
10.2	Valmont 2013 Executive Incentive Plan
10.3	Form of Stock Option Agreement
10.4	Form of Restricted Stock Agreement
10.5	Form of Restricted Stock Unit Agreement (Director)
10.6	Form of Restricted Stock Unit Agreement (Foreign Employee)